UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2025

Trimble Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)
10368 Westmoor Dr, Westminster, CO 80021
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.
On and effective as of April 25, 2025, the Audit Committee (the “Committee”) of the Board of Directors of Trimble Inc. (the “Company”) dismissed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm. Also on and commencing as of April 25, 2025, the Committee appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm.
The audit reports of EY on the Company’s financial statements as of and for the years ended January 3, 2025 (“fiscal 2024”) and December 29, 2023 (“fiscal 2023”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During fiscal 2024 and fiscal 2023 and the subsequent interim period through the date of EY’s dismissal, there were no “disagreements,” as described in Item 304(a)(1)(iv) of Regulation S-K, between the Company and EY, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference in connection with its opinion to the subject matter of the disagreement.
During fiscal 2024 and fiscal 2023 and the subsequent interim period through the date of EY’s dismissal, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, except for EY’s communication of the material weaknesses in internal controls:
•described in the Company’s Annual Report on Form 10-K for fiscal 2024, relating to (i) certain information technology general controls (“ITGCs”), (ii) review controls and controls over the completeness and accuracy of information produced by the entity utilized in the performance of certain controls, and (iii) controls over the evaluation of standalone selling prices of performance obligations utilized in the accounting for revenue; and
•described in the Company’s Annual Report on Form 10-K for fiscal 2023 and Amendment No. 1 thereto, relating to (i) the accounting for the Company’s business combination with Transporeon, (ii) certain ITGCs, (iii) undue reliance on controls over information technology interfaces, and (iv) controls over the evaluation of standalone selling prices of performance obligations utilized in the accounting for revenue.
The Committee discussed such reportable events with EY and the Company has authorized EY to respond fully to the inquiries of KPMG concerning such reportable events.
The Company provided EY with a copy of this Current Report on Form 8-K and requested that EY furnish a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements contained herein and, if not, stating the respects in which it does not agree. A copy of EY’s letter, dated as of April 29, 2025, is filed as Exhibit 16.1 to this Current Report on Form 8-K.
During fiscal 2024 and fiscal 2023 and the subsequent interim period through the date of EY’s dismissal, neither the Company, nor anyone on its behalf, has consulted KPMG regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exh. No.	Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated as of April 29, 2025
104	The cover page from this Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Date: April 29, 2025	By:	/s/ PHILLIP SAWARYNSKI
Phillip Sawarynski Chief Financial Officer